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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the reference to our firm under the caption "EXPERTS" in the Prospectus forming part of Amendment No. 1 of the Form S-4 Registration Statement of Jones International Networks, Ltd. and to the incorporation of our reports, dated July 24, 1998 and January 23, 1998 on the financial statements of MediaAmerica, Inc., as of June 30, 1998, December 31, 1997 and 1996 and for the six months ended June 30, 1998 and 1997, and for each of the three years in the period ended December 31, 1997.

                                          /s/ David Berdon & Co. LLP

                                          DAVID BERDON & CO. LLP
                                          CERTIFIED PUBLIC ACCOUNTANTS


New York, New York
October 16, 1998